                                                                      Exhibit 22

                           SUBSIDIARIES OF REGISTRANT

                                                                                           JURISDICTION
SUBSIDIARY                                                                               OF INCORPORATION
----------------------------------------------                                           ----------------
GENICOM International Holdings Corporation                                                   Delaware

GENICOM International Sales Corporation                                                      Delaware

Enterprising Service Solutions Corporation                                                   Delaware

Delmarva Technologies Corporation                                                            Delaware

Rastek Corporation                                                                           Delaware

Rastek Japan Ltd.                                                                              Japan

GENICOM Relay Products Corporation                                                           Delaware

Printer Systems Corporation                                                                  Virginia

Printer Connection, Inc.                                                                     Virginia

Printer Systems International, Inc.                                                          Virginia

GENICOM Canada, Inc.                                                                          Canada

GENICOM Foreign Sales Corporation                                                       U.S. Virgin Islands

GENICOM Euro Holdings B.V.                                                                The Netherlands

GENICOM de Mexico, S.A. de C.V.                                                               Mexico

GENICOM International Limited                                                                 England

GENICOM (No. 1) Limited                                                                       England

GENICOM Ltd.                                                                                  England

GENICOM S.A.R.L.                                                                              France

GENICOM S.A.                                                                                  France

GENICOM GmbH                                                                                  Germany

GENICOM S.p.A.                                                                                 Italy

GENICOM (Australia) PTY LTD.                                                                 Australia

GENICOM Pty Limited                                                                          Australia


                                      E-37